UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒ Definitive Information Statement

BBC GRAPHICS OF PALM BEACH, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

BBC Graphics of Palm Beach, Inc.

14809 Hampton Court

Dallas, TX 75254

INFORMATION STATEMENT

(Definitive)

June 6, 2009

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of BBC Graphics of Palm Beach, Inc.:

The purpose of this letter is to inform you that our majority stockholders holding the voting rights equivalent to 96.55% of the outstanding shares of our common stock executed written consent in lieu of a special meeting approving the amendment to our Articles of Incorporation to change our company name from BBC Graphics of Palm Beach, Inc. to HASCO Medical, Inc. (the “Name Change”) on May 20, 2009. Our Board of Directors approved the proposed corporate action on May 20, 2009. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of the shareholders who collectively hold a majority of the voting power of our corporation.

The accompanying Information Statement which describes the above corporate actions in more detail is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

Under the Florida Business Corporation Act, our Articles of Incorporation, as amended, and By-Laws, stockholder action may be taken by written consent in lieu of a special meeting. Accordingly, the above-described action by our Board of Directors and written consent of our majority stockholders is sufficient under the Florida Business Corporation Act, our Articles of Incorporation as amended, and our By-Laws. Pursuant to Rule 14c-2 under the Exchange Act, the Name Change will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about June 6, 2009.

June 5, 2009

By	Order of the Board of Directors of BBC Graphics, Inc.

By:	/s/ Hal Compton, Sr.
Chief Executive Officer

BBC GRAPHICS OF PALM BEACH, INC.

14809 Hampton Court

Dallas, TX 75254

INFORMATION STATEMENT

June 5, 2009

COPIES OF COMMUNICATIONS TO:

Ira Saul

4126 Leonard Dr.

Fairfax, VA 22030-5118

Phone: (703) 273-8840

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF OUR VOTING SHARES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT OR DELIVERED WITH THIS INFORMATION STATEMENT.

THE ACTIONS

Name Change

The amendment to the Articles of Incorporation of BBC Graphics of Palm Beach, Inc., a Florida corporation (hereinafter referred to as “the Company,” “we,” “us” or “our”) provides for a change of the Company’s name to HASCO Medical, Inc.

See “NAME CHANGE”

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board of Directors to notify the corporate action that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting. The actions were taken on May 21, 2009 in accordance with the requirements of Florida Law.

Our Board of Directors have determined that the close of business on May 20, 2009 was the record date (“Record Date”) for the stockholders entitled to notice about the action authorizing the change in our name from “BBC Graphics of Palm Beach, Inc.” to “HASCO Medical, Inc.”; (the “Action”).

Copies of this Information Statement are first being sent on or about June 6, 2009 to the holders of the Record Date of the outstanding shares of our common stock.

APPROVAL REQUIREMENTS; FLORIDA LAW

Section 607.0704 of the FBCA provides that, unless otherwise provided in the Company’s articles of incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power. Section 3.10 of the Company’s bylaws provides that any action required or permitted to be taken by the shareholders may be taken by consent in writing if the consent is signed by the record holders of no less than the voting stock that would otherwise be required for approval of such action. Section 3.10 further states that, within 10 days after obtaining such authorization by written consent, notice in accordance with Section 607.0704(3) of the FBCA must be given to those shareholders who have not consented in writing. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors obtained the written consent to such amendment of the holders of at least a majority of the Company’s voting stock.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

SHAREHOLDERS ENTITLED TO VOTE

As of May 20, 2009, there were 642,176,000 shares of our common stock issued and outstanding at the time of the Action. No other class of stock or other shares were outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Actions.

PROPOSAL

NAME CHANGE

On May 20, 2009, the holders of shares representing 96.55% of our common stock took action by written consent to change our Company’s name from BBC Graphics of Palm Beach, Inc. to HASCO Medical, Inc.

Our Board of Directors has authorized the change in our Company’s name to HASCO Medical, Inc., to more correctly reflect the business operations of our wholly owned subsidiary Southern Medical & Mobility, Inc.

We have filed the Amendment to the Articles of Incorporation with the Secretary of the State of Florida but will not implement this change until promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our majority stockholders and of the Board of Directors having been received, the amended Articles will become effective upon their approval by the Secretary of State of Florida.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Articles of Incorporation as amended, our Bylaws and Section 607.0704 of the Florida Business Corporation Act, a majority of the shareholders may consent to this amendment to the Articles of Incorporation without a meeting. The Board of Directors unanimously approved this amendment.

As of the Record Date, the Company had 642,176,000 shares entitled to vote. The consenting majority stockholders are the holders of 620,000,000 shares of the Company’s common stock, representing 96.55% of the total number of voting shares. Since the action has been approved by the majority stockholders and by the Board of Directors, no proxies are being solicited with this information statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our Common Stock beneficially owned on May 20, 2009, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Southern Medical & Mobility, Inc. 1416 West I-65 Service Road, S., Mobile, AL 36693.

Name and Address of Beneficial Owner	Title	Beneficially Owned Post-Share Exchange (1)	Percent of Class

HASCO Holdings, LLC		620,000,000	96.5%

Hal Compton, Sr. (2)	Chairman of the Board	206,666,667	32.2%

Scott Compton (2)		206,666,666	32.1%

Hal Compton, Jr. (2)	Chief Executive Officer	206,666,667	32.2%

Barry McCook	Board member	-	-

Bill Marginson	Board member	-	-

Mark Lucky	Chief Financial Officer, Board member	-	-

All directors and executive officers as a group (7 people)		620,000,000	96.5%

_______________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)

Includes 206,666,667 shares of common stock owned by HASCO Holdings, LLC, our largest stockholder. HASCO Holdings, LLC is a Texas limited liability company of which Hal Compton Sr., Hal Compton, Jr. and Scott Compton are each managers and each own 33.3% of the outstanding membership interests.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by us with the Securities and Exchange Commission and contain important information about us and our finances, are incorporated into this Information Statement.

•	Our Form 8-K/A filed on May 19, 2009.

•	Our Quarterly Report on Form 10-Q filed for the quarter ended March 31, 2009, filed with the Commission on April 21, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The reports incorporated by reference into this Information Statement are being delivered our stockholders along with this Information Statement.

EFFECTIVE DATE OF NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, the Action stated herein shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the Action contemplated hereby will be effected on or about the close of business on June 26, 2009.

By Order of the Board of Directors

/s/ Hal Compton, Sr.

Hal Compton, Sr.

Director